Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Forms S-3 (Nos. 333-161937; 333-146782; 333-145735 and; 333-132596) and in each of the related prospectuses, of our report dated March 30, 2009 with respect to the audited consolidated financial statements of Magnum Hunter Resources Corporation (Fomerly Petro Resources Corporation) for the year ended December 31, 2008.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statements and related prospectus.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 31, 2010